UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  May 16, 2018

DPW HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport CA 92663
 (Address of principal executive offices) (Zip Code)

(510) 657-2635
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2018 (the “Closing Date”), DPW Holdings, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Investor”) providing for the issuance of (i) a Senior Secured Convertible Promissory Note (the “Convertible Note”) with a principal face amount of $6,000,000, which Convertible Note is, subject to certain conditions, convertible into 8,000,000 shares (the “Conversion Shares”) of Class A common stock of the Company at $0.75 per share (“Common Stock”); (ii) a five-year warrant to purchase 1,111,111 shares of Common Stock (the “Series A Warrant Shares”) at an exercise price of $1.35 (the “Series A Warrant”); (iii) a five-year warrant to purchase 1,724,138 shares of Common Stock (the “Series B Warrant Shares” and with the Series A Warrant Shares, the “Warrant Shares”) at an exercise price of $0.87 per share (the “Series B Warrant” and together with the Series A Warrant, the “Warrants”); and (iv) 344,828 shares of Common Stock (the “Commitment Shares” and with the Conversion Shares and the Warrant Shares, the “Issuable Shares”).  The Warrant Shares and the Commitment Shares will be registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Company’s currently effective registration statement on Form S-3 (File No. 333-222132). Pursuant to a registration rights agreement entered into with the Investor on the Closing Date (the “Registration Rights Agreement”), the Company agreed to file a registration statement on Form S-3 to register the Note and the Conversion Shares within twenty-one (21) days  of the Closing Date.  The Note will not be convertible, and neither the Warrants nor the Commitment Shares will be issued to the Investor, until the Company shall have obtained approval of the NYSE American for the foregoing transactions. Pursuant to the SPA and if required by the NYSE American, the Company agreed to file a proxy statement to obtain stockholder approval for the foregoing transactions.

Pursuant to the SPA, the Company and certain of its subsidiaries (the “Subsidiaries”) and the Investor entered into a security agreement (the “Security Agreement”), pursuant to which the Company and its Subsidiaries granted to the Investor a security interest in, among other items, the Company’s and the Subsidiaries’ accounts, chattel paper, documents, equipment, general intangibles, instruments and inventory, and all proceeds (the “Assets”), as set forth in the Security Agreement. Super Crypto Mining, Inc., a Delaware corporation and wholly owned subsidiary of the Company, was granted a springing security interest in accordance with a separate security and pledge agreement (the “Security and Pledge Agreement”). In addition, pursuant to an intellectual property security agreement (the “IP Security Agreement”), the Company granted to the Investor a continuing security interest in all of the Company’s right, title and interest in, to and under certain trademarks, copyrights and patents of the Company. In addition, certain subsidiaries of the Company jointly and severally agreed to guarantee and act as surety for the Company’s obligation to repay the Convertible Note pursuant to a Subsidiary Guarantee (the “Guarantee”).

As a condition to closing of the SPA, Milton C. Ault III, the Company’s chief executive officer and control person of Philou Ventures, LLC, its largest stockholder, has entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which neither Mr. Ault nor any entity controlled by him shall offer, sell, transfer or otherwise dispose of any Common Stock or similar securities, or exercise any right with respect to the registration thereof, until the date on which the Convertible Note is no longer outstanding, subject to the conditions set forth in the Lock-Up Agreement.

In connection with the financing, pursuant to an engagement agreement between the Company and Alliance Global Partners (“AGP”), a licensed broker-dealer with FINRA, the Company has agreed to pay to AGP a cash fee, or placement agent fee, equal to5% of the aggregate gross proceeds raised. Such fee shall be payable at the closing of the offering. In addition, AGP shall receive a cash fee equal to 5% of such cash exercise price proceeds received by the Company, payable within 48 hours of the receipt by the Company of any cash exercise price proceeds from the exercise of any warrants sold, provided that no such fee is due and payable hereunder in the event the warrants are not exercised for cash. AGP is also entitled to receive, subject to approval of the NYSE American, a warrant to purchase 150,000 shares of Common Stock with an exercise price of $1.00 (the “Placement Agent Warrants”), which warrant shall be exercisable for 5-years via cashless exercise until registered and via cash thereafter.

Description Senior Secured Convertible Promissory Note

The Convertible Note has a principal face amount of $6,000,000 and bears interest at 10% per annum, with 50% of the total interest due on the principal payable at the closing and the remaining 50% payable as Amortization Payments (as defined below). The Company shall make amortization payments in cash to the Investor for a period of 26 weeks in 13 equal payments every 2 weeks until the Convertible Note is satisfied in full (each, an “Amortization Payment”). The Convertible Note is convertible into common stock at $0.75 per share, subject to adjustment, but may only be converted if the Company if an event of default thereunder has occurred and not been cured on a timely basis.  The conversion price of the Convertible Note is subject to adjustment for customary stock splits, stock dividends, combinations or similar events.  The Convertible Note contains standard and customary events of default including, but not limited to, failure to make payments when due under the Convertible Note, failure to comply with certain covenants contained in the Convertible Note, or bankruptcy or insolvency of the Company.  The Company may prepay the full outstanding principal and accrued and unpaid interest at any time without penalty.

During the term of the Convertible Note, in the event that the Company consummates any single public or private offering or other financing in which the Company receives gross proceeds of at least $5,000,000, the Company shall, subject to certain conditions make payment to the Investor an amount in cash equal to twenty percent (20%) of the then outstanding principal amount of the Convertible Note.

Description of the Warrants

The Warrants entitle the holders to purchase shares of the Company’s common stock for a period of five years subject to certain beneficial ownership limitations. The Warrants are exercisable immediately commencing on the issuance date. The Series A Warrants have an exercise price of $1.35 per share and the Series B Warrants have an exercise price of $0.87 per share.  The exercise prices are subject to adjustment for customary stock splits, stock dividends, combinations or similar events. The Warrants may be exercised on a cashless basis prior to registration of the underlying common stock and for cash subsequent to registration.

The foregoing are only brief descriptions of the material terms of the SPA, Convertible Note, Warrants, Registration Rights Agreement, Security Agreement, Security and Pledge Agreement, IP Security Agreement, Guarantee and Lock-Up Agreement, the forms of which are attached hereto as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Convertible Note, the Warrants, the Issuable Shares and the Placement Agent Warrants described in this Current Report on Form 8-K were offered and sold to the Investor in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933 and, as applicable, Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Exhibits and Financial Statements.

(d)           Exhibits:

Exhibit No.	Description

4.1	Form of 10% Senior Secured Convertible Promissory Note
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
4.4	Form of Registration Rights Agreement
10.1	Securities Purchase Agreement
10.2	Form of Security Agreement
10.3	Form of Security and Pledge Agreement
10.4	Form of Intellectual Property Security Agreement
10.5	Form of Subsidiary Guarantee
10.6	Form of Lock-up Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: May 16, 2018	/s/ Milton C. Ault, III
Milton C. Ault, III Chief Executive Officer